As filed with the Securities and Exchange Commission on August 4, 1995.
                                          Registration No. 33-
                                                              ----------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                             =======================

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ========================

                      EVEREST & JENNINGS INTERNATIONAL LTD.
               (Exact name of issuer as specified in its charter)

            Delaware                                 95-2536185
  (State or other jurisdiction of                 (I.R.S. Employer
   incorporation or organization)                  Identification Number)

         1100 Corporate Square Drive
            St. Louis, Missouri                          63132
 (Address of principal executive offices)             (Zip Code)

               EVEREST & JENNINGS 401(k) SAVINGS & INVESTMENT PLAN
               ---------------------------------------------------
                            (Full title of the Plan)

                                  Bevil J. Hogg
                      President and Chief Executive Officer
                      Everest & Jennings International Ltd.
                           1100 Corporate Square Drive
                            St. Louis, Missouri 63132
                     (Name and Address of Agent for Service)

                                 (314) 995-7000
          (Telephone number, including area code, of Agent for Service)
          -------------------------------------------------------------

                                      CALCULATION OF REGISTRATION FEE
====================================================================================================

                                                  Proposed         Proposed
Title of                                          Maximum          Maximum
Securities                        Amount          Offering         Aggregate        Amount of
to be                             to be           Price Per        Offering         Registration
Registered                        Registered      Share <F1>       Price <F1>       Fee <F1>
- ----------                        ----------      ----------       ----------       ------------

Common Stock, $.01 par value      350,000 <F2>    $.53             $185,500.00      $100
====================================================================================================

         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

- --------------

<F1>     Estimated solely for the purpose of calculating the registration fee and based upon the average of the high and low market prices of the Common Stock on the American Stock Exchange on August 2, 1995 pursuant to
         Rule 457(h) and Section 6(c) of the Securities Act of 1933.

<F2>     This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to antidilution provisions.


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference as of their respective dates of filing:

         (a) Annual Report on Form 10-K of Everest & Jennings International Ltd. (the "Company") for the year ended December 31, 1994, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995 filed pursuant to Section 13(a) of the Exchange Act;

         (c) The Company's Current Report on Form 8-K dated April 4, 1995, filed pursuant to Section 13(a) of the Exchange Act; and

         (d) The description of the Company's Common Stock which contained in the Registration Statement on Form 8-A (File No. 0-3585) filed on November 5, 1993 (which in turn cross references to the Company's Proxy Statement dated February 13, 1992), pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereunder has been sold or which deregisters all Common Stock then remaining unsold hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

         The securities to be offered are registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), the Company's Certificate of Incorporation limits the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

         Article V of the Company's By-Laws provides that the Company will indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity includes expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that such conduct was unlawful. The Company also is required to indemnify officers or directors of such corporation, or persons serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including reasonable attorneys' fees) actually and reasonably incurred in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer, director, employee or agent of a corporation is successful on the merits or otherwise in the defense of any action referred to above, the Company must indemnify such person against the expenses which such officer, director, employee or agent of a corporation actually and reasonably incurred.

         The directors and officers of the Company are insured under a policy of directors' and officers' liability insurance.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Reference is made to the Exhibit Index.

         The Company undertakes that it has submitted the Plan and any amendment to the Internal Revenue Service ("IRS") and has made all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Item 9.  Undertakings.

                 (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Ashland, St. Louis, State of Missouri, on the 25th day of July, 1995.

                                  EVEREST & JENNINGS INTERNATIONAL LTD.


                                  By: /S/ BEVIL J. HOGG
                                     ---------------------------------
                                          Bevil J. Hogg
                                          President and Chief
                                          Executive Officer

         Each person whose signature appears below hereby appoints Bevil J. Hogg and Timothy W. Evans, and each of them severally, as the undersigned's lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in the undersigned's name, place and stead, any amendments to the foregoing Registration Statement and to file the same with the Securities and Exchange Commission. Each of such attorneys shall have full power and authority to do and perform, in the name and on behalf of each of the undersigned, every act whatsoever necessary or desirable to be done, as fully to all intents and purposes as the undersigned might or could do in person.
The undersigned each hereby ratifies and approves the acts of such attorneys and each of them.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Name                              Title                            Date
- ----                              -----                            ----

/S/BEVIL J. HOGG         President; Chief Executive          July 25, 1995
- ---------------------    Officer and Director (principal
Bevil J. Hogg            executive officer)


/S/ TIMOTHY W. EVANS     Vice President, Secretary           July 25, 1995
- ---------------------    and Chief Financial
Timothy W. Evans         Officer (principal financial
                         and accounting officer)


/S/ SANDRA L. BAYLIS     Director                            July 25, 1995
- --------------------
Sandra L. Baylis

/S/RODNEY F. PRICE       Director                            July 25, 1995
- --------------------
Rodney F. Price


/S/ ROBERT C. SHERBURNE  Director                            July 25, 1995
- -----------------------
Robert C. Sherburne


/S/ CHARLES D. YIE       Director                            July 25, 1995
- --------------------
Charles D. Yie


         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on July 25, 1995.

                         EVEREST & JENNINGS 401(k) SAVINGS & INVESTMENT PLAN


                         By: /S/ CHERIE L. ANTONIAZZI
                             ---------------------------------------------
                             Cherie L. Antoniazzi, Plan Administrator
                             Everest & Jennings 401(k) Savings &
                             Investment Plan

                                  EXHIBIT INDEX



Exhibit
Number           Description
- -------          -----------

4a. Certificate of Incorporation of the Company, including all amendments thereto (incorporated by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K filed on March 27, 1992 and Exhibit 3(c) to the Company's Annual Report on Form 10-K dated March 30, 1994)

4b. Bylaws of the Company (incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K filed on March 27, 1992)

5.               Legal Opinion of Counsel

23a.             Consent of Price Waterhouse LLP
  b.             Consent of Counsel - Contained in Exhibit 5

24.              Power of Attorney (included on Signature Page)